Exhibit 99.1

News Release

FOR IMMEDIATE WORLDWIDE RELEASE

For further information, contact:

Mark Namaroff

Director of Investor Relations

(978) 326-4058

investorrelations@analogic.com

Analogic Announces Financial Results for the Third Quarter Ended

April 30, 2012 and Declares Quarterly Cash Dividend

Achieves 69% GAAP EPS Growth and 11% Non-GAAP Operating Margin

PEABODY, Mass. (June 6, 2012) – Analogic Corporation (Nasdaq:ALOG), enabling the world’s medical imaging and aviation security technology, today announced results for its third quarter ended April 30, 2012.

Highlights during the third quarter (comparisons are against Q3 of fiscal 2011) included:

•	Revenue of $121.3 million, up 3%

•	GAAP operating margin up 3 points to 8%

•	Non-GAAP operating margin up 3 points to 11%

•	GAAP diluted EPS of $0.59, up 69%

•	Non-GAAP diluted EPS of $0.76, up 41%

•	Positive operating cash flow of $21.1 million

Revenue for the third quarter of fiscal 2012 was $121.3 million, an increase of 3% compared with revenue of $117.2 million in the third quarter of fiscal 2011. GAAP net income for the third quarter of fiscal 2012 was $7.3 million, or $0.59 per diluted share, compared with net income of $4.3 million, or $0.35 per diluted share, in the third quarter of fiscal 2011.

Non-GAAP net income for the third quarter was $9.4 million, or $0.76 per diluted share, compared with $6.7 million, or $0.54 per diluted share, from the third quarter of fiscal 2011. A reconciliation of GAAP to non-GAAP results is included as an attachment to this press release.

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com

For the first nine months of fiscal 2012, revenues totaled $365.6 million, up 8% from the same period in the prior year. Year-to-date GAAP net income was $31.0 million, or $2.45 per diluted share, up 154% and 153% respectively, from the same period of fiscal 2011. Year-to-date non-GAAP net income was $28.7 million, or $2.27 per diluted share, both up 49% from the same period of fiscal 2011.

Jim Green, president and CEO, commented, “New product introductions and our ongoing focus on cost control drove continued double-digit non-GAAP operating margins and non-GAAP EPS growth of 41% in our third fiscal quarter. Revenue growth in our higher margin Security and Ultrasound product lines more than offset Medical Imaging, which was challenged by changes in customer ordering patterns and by European economic head winds. We remain confident in our ability to achieve our previously stated financial goals for fiscal 2012.”

Jim Green added, “We were also pleased to see Forbes magazine name Analogic one of America’s Most Trustworthy Companies. This is an honor for our Company and we are very proud of this achievement.”

Segment Revenue

Revenue from our Medical Imaging segment was $72.8 million for the third quarter of fiscal 2012, down 2% from revenue of $74.6 million in the same period of fiscal 2011. Year-to-date, Medical Imaging revenue was $220.7 million, up 4% from the prior year. Medical Imaging revenue was down slightly during the quarter due in part to changes in ordering patterns in CT (computed tomography), offset by continued growth in our MRI (magnetic resonance imaging) and digital mammography sales.

Our Ultrasound segment revenue was $33.9 million for the third quarter of fiscal 2012, up 5% from revenue of $32.4 million in the same period of fiscal 2011. Year-to-date, Ultrasound revenue was $109.6 million, up 16% from the prior year. The increase in Ultrasound revenue for the quarter was driven by a double-digit increase in sales in North America, offset by lower sales in Europe and an unfavorable foreign currency impact.

Security Technology segment revenue was $14.6 million for the third quarter of fiscal 2012, up 43% from revenue of $10.2 million in the same period of fiscal 2011. Year-to-date, Security revenue was $35.3 million, up 11% from the prior year. Product revenue grew 39% during the third quarter driven by increased demand for checked-baggage screening systems in North America.

Quarterly Cash Dividend

Analogic’s Board of Directors, on June 4, 2012, declared a $0.10 cash dividend for each common share for its third fiscal quarter ended April 30, 2012. The cash dividend will be paid on July 2, 2012, to shareholders of record on June 20, 2012.

Use of Non-GAAP Financial Measures

This document includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measure to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our non-GAAP measures are provided at the end of this press release.

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, and other factors discussed in our most recent quarterly report filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

Conference Call

Analogic will conduct an investor conference call on Wednesday, June 6, at 5:00 p.m. (ET) to discuss the third quarter results. To participate in the conference call, dial 1-866-823-6992, or 1-334-323-7225 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference, passcode 42748. You will then be asked for your name, organization, and telephone number, and be connected to the conference. The earnings release and, just prior to the call, presentation materials related to the quarterly financial information will be posted on the Company’s website at http://investor.analogic.com/.

The call will also be available via webcast in listen-only mode. To listen to the webcast, visit investor.analogic.com approximately five to ten minutes before the conference is scheduled to begin. A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET) July 6, 2012. To access the digital replay, dial 1-877-919-4059 or 1-334-323-7226 for international callers. The passcode is 66806231.

A replay of the conference call webcast will be archived on the Company’s website at www.analogic.com approximately three hours after the call is completed and will be available through midnight (ET) July 6, 2012.

For more information on the conference call, visit www.analogic.com, call 978-326-4058, or email investorrelations@analogic.com

About Analogic

Analogic (Nasdaq:ALOG) provides leading-edge healthcare and security technology solutions to advance the practice of medicine and save lives. We are recognized around the world for advanced imaging systems and technology that enable computed tomography (CT), ultrasound, digital mammography, and magnetic resonance imaging (MRI), as well as automated threat detection for aviation security. Our CT, MRI, digital mammography, and ultrasound transducer products are sold to original equipment manufacturers (OEMs), providing state-of-the-art capability and enabling them to enter new markets and expand their existing market presence. Our market-leading BK Medical branded ultrasound systems, used in procedure-driven markets such as urology, surgery, and anesthesia, are sold to clinical end users through our direct sales force. For over 40 years we’ve enabled customers to thrive, improving the health and enhancing the safety of people around the world. Analogic is headquartered just north of Boston, Massachusetts. For more information, visit www.analogic.com.

Analogic is a registered trademark of Analogic Corporation.

The globe logo is a trademark of Analogic Corporation.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)	Three months Ended		Nine Months Ended
	April 30, 2012	April 30, 2011	April 30, 2012	April 30, 2011
Net revenue:
Product	$115,094	$113,791	$351,290	$321,795
Engineering	6,176	3,380	14,270	16,451

Total net revenue	121,270	117,171	365,560	338,246

Cost of sales:
Product	71,613	69,714	218,549	199,366
Engineering	4,905	3,297	12,388	14,892

Total cost of sales	76,518	73,011	230,937	214,258

Gross profit	44,752	44,160	134,623	123,988

Operating expenses:
Research and product development	13,106	17,291	42,313	45,964
Selling and marketing	10,925	10,280	31,995	30,604
General and administrative	10,848	10,892	37,067	29,959
Restructuring	—	—	—	3,428

Total operating expenses	34,879	38,463	111,375	109,955

Income from operations	9,873	5,697	23,248	14,033

Other income (expense):
Interest income, net	98	137	367	543
Gain on sale of other investments	—	—	2,500	—
Other, net	325	(293)	822	(669)

Total other income (expense), net	423	(156)	3,689	(126)

Income from continuing operations before income taxes	10,296	5,541	26,937	13,907
Provision for (benefit from) income taxes	2,966	1,223	(4,034)	2,912

Income from continuing operations	7,330	4,318	30,971	10,995
Income from discontinued operations, net of tax	—	—	—	289
Gain on disposal of discontinued operations, net of tax	—	—	—	924

Net income	$7,330	$4,318	$30,971	$12,208

Basic net income per share:
Income from continuing operations	$0.60	$0.35	$2.48	$0.88
Income from discontinued operations, net of tax	—	—	—	0.02
Gain on disposal of discontinued operations, net of tax	—	—	—	0.07

Basic net income per share	$0.60	$0.35	$2.48	$0.97

Diluted net income per share:
Income from continuing operations	$0.59	$0.35	$2.45	$0.88
Income from discontinued operations, net of tax	—	—	—	0.02
Gain on disposal of discontinued operations, net of tax	—	—	—	0.07

Diluted net income per share	$0.59	$0.35	$2.45	$0.97

Dividends declared per share	$0.10	$0.10	$0.30	$0.30
Weighted-average shares outstanding:
Basic	12,227	12,381	12,470	12,526
Diluted	12,433	12,487	12,636	12,600

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)
	April 30, 2012	July 31, 2011
Assets:
Cash and cash equivalents	$189,545	$169,656
Accounts receivable, net	78,367	88,558
Inventories	113,618	105,483
Other current assets	15,326	19,516

Total current assets	396,856	383,213
Property, plant, and equipment, net	93,661	83,157
Other assets	52,325	55,182

Total Assets	$542,842	$521,552

Liabilities and Stockholders’ Equity:
Accounts payable	$42,523	$37,478
Accrued liabilities	35,057	41,438
Advanced payments and deferred revenue	12,945	9,249
Accrued income taxes	3,184	661

Total current liabilities	93,709	88,826

Long-term liabilities	7,226	9,254

Stockholders’ equity	441,907	423,472

Total Liabilities and Stockholders’ Equity	$542,842	$521,552

UNAUDITED SUPPLEMENTAL INFORMATION—RECONCILIATION OF GAAP TO NON-GAAP MEASURES

We provide non-GAAP gross profit, operating expenses, income from operations, income from continuing operations, diluted earnings per share from continuing operations, net income and diluted net income per share as supplemental measures to reported results regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these financial measures, and the basis for such adjustments, are outlined below:

Share-Based Compensation Expense

We incur expense related to share-based compensation included in the GAAP presentation of cost of sales, research and development, selling and marketing, and general and administrative expense. Although share-based compensation is an expense and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within our control, such as the market price and volatility of our shares, risk-free interest rates, and the expected term and forfeiture rates of the awards. Additionally, a portion of our equity compensation is performance-based, which drives volatility in expense as estimated performance-based metrics are updated for actual and forecasted results. We believe that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of our operating results to those of other companies that disclose non-GAAP financial measures that exclude share-based compensation.

BK Distributor Matter Inquiry-Related Costs

As previously disclosed in the Company’s annual report on Form 10-K for the fiscal year ended July 31, 2011, the Company has identified transactions involving our Danish subsidiary, BK Medical, and certain of its foreign distributors, with respect to which the Company has raised questions concerning compliance with law and the Company’s business policies. The Company has concluded that the identified transactions have been properly accounted for in our GAAP financial statements in all material respects. During the nine months ended April 30, 2012 we incurred $1.2 million of inquiry-related costs and have excluded this amount from our non-GAAP results.

Acquisition Related Expenses

We incur amortization of intangibles and other expenses related to acquisitions we have made in recent years. The intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed after the acquisition. During the three and nine months ended April 30, 2011, our results included accounting items related to an acquisition of an OEM ultrasound transducer and probe product line. The acquisition accounting items included a bargain purchase gain (i.e. the acquired assets exceeded the amount to be paid for the acquisition) of $1.0 million recorded in general and administrative expenses within operating income. During the nine months ended April 30, 2012 our results included an adjustment to contingent consideration for the acquisition of an OEM ultrasound transducer and probe product line of less than $0.1 million. We believe the exclusion of this gain and acquisition related expenses allow comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

Restructuring

During the nine months ended April 30, 2011 we initiated a plan to reduce our work force by 104 employees worldwide as we continue to streamline our operations and consolidate our Denmark and Canton, Mass. manufacturing operations into our existing U.S. facilities. The total cost of $3.4 million, including severance and personnel related costs, was recorded as an operating expense during the nine months ended April 30, 2011 and has been excluded from our non-GAAP results.

Gain on sale of other investments

On July 25, 2011, we entered into an agreement to sell our 25% interest in our China-based affiliate for $2.5 million. The book value of our interest in the China-based affiliate was written down to $0 in fiscal 2006, and we, upon final approval of the transaction by the Chinese government, recorded a gain of $2.5 million in the nine months ended April 30, 2012. This gain has been excluded from our non-GAAP results.

Taxes

For purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share, we adjust the provision (benefit from) for income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on our income tax provision (benefit). In addition, from time-to-time, we recognize certain non-recurring tax adjustments. During the second quarter of fiscal year 2012, we received a refund of $12.0 million as the result of the completion of an Internal Revenue Service (“IRS”) audit of federal income tax returns for the fiscal years ended July 31, 2003, 2005, and 2008. The refund was largely the result of Federal research and experimentation credits that carryover from the fiscal years 1991 through 2000 into the audited returns. We recorded a tax benefit for this refund, including the related interest, in the unaudited Consolidated Statement of Operations of $10.0 million in the nine months ended April 30, 2012. The tax benefit from the refund and interest were partially offset by related contingent professional fees of $2.7 million recorded in general and administrative expenses within income from operations in the unaudited Consolidated Statement of Operations in the nine months ended April 30, 2012. As these adjustments do not reflect the underlying performance of the business they have been excluded from non-GAAP net income.

We exclude the above-described expenses, their related tax impact and other non-recurring tax benefits in evaluating short-term and long-term operating trends in our operations, and allocating resources to various initiatives and operational requirements. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

The following table reconciles the non-GAAP financial measures to their most directly comparable GAAP financial measures.

NON-GAAP STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	April 30, 2012	April 30, 2011	April 30, 2012	April 30, 2011
GAAP Gross Profit	$44,752	$44,160	$134,623	$123,988
Share-based compensation expense	142	148	461	432
Acquisition related expenses	303	325	909	1,267

Non-GAAP Gross Profit	$45,197	$44,633	$135,993	$125,687

Percentage of Total Net Revenue	37.3%	38.1%	37.2%	37.2%
GAAP Operating Expenses	$34,879	$38,463	$111,375	$109,955
Share-based compensation expense	(2,173)	(2,595)	(7,255)	(6,865)
BK Medical distributor matter inquiry related costs	—	—	(1,204)	—
Tax refund related charges	—	—	(2,714)	—
Restructuring	—	—	—	(3,428)
Acquisition related gains and expenses	(463)	(462)	(1,432)	(345)

Non-GAAP Operating Expenses	$32,243	$35,406	$98,770	$99,317

Percentage of Total Net Revenue	26.6%	30.2%	27.0%	29.4%
GAAP Income From Operations	$9,873	$5,697	$23,248	$14,033
Share-based compensation expense	2,315	2,743	7,716	7,297
BK Medical distributor matter inquiry related costs	—	—	1,204	—
Tax refund related charges	—	—	2,714	—
Restructuring	—	—	—	3,428
Acquisition related gains and expenses	766	787	2,341	1,612

Non-GAAP Income From Operations	$12,954	$9,227	$37,223	$26,370

Percentage of Total Net Revenue	10.7%	7.9%	10.2%	7.8%
GAAP Other Income (Expense)	$423	$(156)	$3,689	$(126)
Gain on sale of other investments and other	—	—	(2,500)	—

Non-GAAP Other Income (Expense)	$423	$(156)	$1,189	$(126)

Percentage of Total Net Revenue	0.3%	-0.1%	0.3%	0.0%
GAAP Income From Continuing Operations Before Income Taxes	$10,296	$5,541	$26,937	$13,907
Share-based compensation expense	2,315	2,743	7,716	7,297
BK Medical distributor matter inquiry related costs	—	—	1,204	—
Tax refund related charges	—	—	2,714	—
Restructuring	—	—	—	3,428
Acquisition related gains and expenses	766	787	2,341	1,612
Gain on sale of other investments and other	—	—	(2,500)	—

Non-GAAP Income From Continuing Operations Before Income Taxes	$13,377	$9,071	$38,412	$26,244

Percentage of Total Net Revenue	11.0%	7.7%	10.5%	7.8%
GAAP Income From Continuing Operations	$7,330	$4,318	$30,971	$10,995
Share-based compensation expense	1,615	1,901	5,309	4,940
BK Medical distributor matter inquiry related costs	—	—	772	—
Tax refund and related charges	—	—	(8,285)	—
Restructuring	—	—	—	2,354
Acquisition related gains and expenses	500	488	1,510	628
Gain on sale of other investments and other	-	-	(1,603)	-

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	April 30, 2012	April 30, 2011	April 30, 2012	April 30, 2011
Non-GAAP Income From Continuing Operations	$9,445	$6,707	$28,674	$18,917

Percentage of Total Net Revenue	7.8%	5.7%	7.8%	5.6%
GAAP Diluted Net Income Per Share From Continuing Operations	$0.59	$0.35	$2.45	$0.88
Effect of non-GAAP adjustments	0.17	0.19	(0.18)	0.62

Non-GAAP Diluted Net Income Per Share From Continuing Operations	$0.76	$0.54	$2.27	$1.50

GAAP Net Income	$7,330	$4,318	$30,971	$12,208
Share-based compensation expense	1,615	1,901	5,309	4,940
BK Medical distributor matter inquiry related costs	—	—	772	—
Tax refund and related charges	—	—	(8,285)	—
Restructuring	—	—	—	2,354
Acquisition related gains and expenses	500	488	1,510	628
Gain on sale of other investments and other	—	—	(1,603)	—
Gain on sale of discontinued operation	—	—	—	(924)

Non-GAAP Net Income	$9,445	$6,707	$28,674	$19,206

Percentage of Total Net Revenue	7.8%	5.7%	7.8%	5.7%
GAAP Diluted Net Income Per Share	$0.59	$0.35	$2.45	$0.97
Effect of non-GAAP adjustments	0.17	0.19	(0.18)	0.55

Non-GAAP Diluted Net Income Per Share	$0.76	$0.54	$2.27	$1.52